MASTER RELATED AGREEMENT TO
                              AMENDED AND RESTATED
                            MASTER DISTRIBUTION PLAN
                                (CLASS K SHARES)


This Master Related Agreement (the "Agreement") is entered into in accordance with Rule 12b-1 under the Investment Company Act of 1940, as amended (the "1940 Act") by each registered investment company, listed in Schedule A to this Agreement (each individually referred to as a "Fund", or collectively, "Funds"), severally, on behalf of each of the series of common stock or beneficial interest, as the case may be, set forth in Schedule A to this Agreement (each, a "Portfolio" ), with respect to the Class K Shares of each such Portfolio listed on Schedule A. This Agreement, being made between A I M Distributors, Inc. ("Distributors") and each Fund, on behalf of each applicable Portfolio, defines the services to be provided by Distributors, or its designees, for which it is to receive payments pursuant to the Amended and Restated Master Distribution Plan (Class K Shares) (the "Plan") adopted by each of the Funds. The Plan has been approved by a majority of the directors/trustees ("Trustees") of each of the Funds, including a majority of the Trustees who have no direct or indirect financial interest in the operation of the Plan or this Agreement (the "Dis-Interested Trustees"), by votes cast in person at a meeting called for the purpose of voting on the Plan.

1.    a.    Distributors may use payments received pursuant to Paragraph 2 of this Agreement to provide continuing personal shareholder services to customers who may, from time to time, directly or beneficially own shares of the Funds. Continuing personal shareholder services may include but are not limited to, distributing sales literature to customers, answering routine customer inquiries regarding the Funds, assisting customers in changing dividend options, account designations and addresses, and in enrolling in any of several special investment plans offered in connection with the purchase of the Funds' shares, assisting customers in the establishment and maintenance of customer accounts and records and in the placement of purchase and redemption transactions, assisting customers in investing dividends and capital gains distributions automatically in shares, and providing such other services as the Funds or the customer may reasonably request and Distributors agrees to provide. Distributors will not be obligated to provide services which are provided by a transfer agent for a Fund with respect to a Portfolio.

      b. Distributors may also use the payments received pursuant to Paragraph 2 of this Agreement for distribution-related services. As used in this Agreement, "distribution-related services" shall mean any activity which is primarily intended to result in the sale of the Shares, including, but not limited to, organizing and conducting sales seminars, implementing advertising programs, engaging finders and paying finders fees, printing prospectuses and statements of additional information (and supplements thereto) and annual and semi-annual reports for other than existing shareholders, preparing and distributing advertising material and sales literature, making supplemental payments to dealers and other institutions as asset-based sales charges, and administering the Plan.

      c. Distributors may provide the services described in paragraphs a. and b. above either directly or through third parties (its "designees").

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

2. For the services provided by Distributors or its designees pursuant to this Agreement, each Fund shall pay Distributors a fee, calculated at the end of each month at the annual rate set forth in Schedule A, or such lesser rate as shall be agreed to by Distributors, as applied to the average net asset value of the shares of such Fund purchased or acquired through exchange on or after the Plan Calculation Date shown for such Fund on Schedule A.

3. The total of the fees calculated for all of the Funds listed on Schedule A for any period with respect to which calculations are made shall be paid to Distributors within 10 days after the close of each month.

4. Distributors shall furnish the Funds with such information as shall reasonably be requested by the Trustees of the Funds with respect to the fees paid to Distributors pursuant to this Agreement.

5. Distributors shall furnish the Trustees of the Funds, for their review on a quarterly basis, a written report of the amounts expended under the Plan and the purposes for which such expenditures were made.

6. Distributors may enter into other similar Master Related Agreements with any other investment company without a Fund's consent.

7. This Agreement shall become effective immediately upon its approval by a majority of the Trustees of each of the Funds, including a majority of the Dis-Interested Trustees, by votes cast in person at a meeting called for the purpose of voting on the Plan and this Agreement.

8. This Agreement shall continue in full force and effect as long as the continuance of the Plan and this Agreement are approved at least annually by a vote of the Trustees, including a majority of the Dis-Interested Trustees, cast in person at a meeting called for the purpose of voting thereon.

9. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty by the vote of a majority of the Trustees of such Fund who are Dis-interested Trustees or by a vote of a majority of the Fund's outstanding shares, on sixty (60) days' written notice. It will be terminated by any act which terminates the Fund's Plan, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act.

10. This Agreement may be amended by mutual written agreement of the parties.

11. All communications should be sent to the address of each signor as shown at the bottom of this Agreement.


12. This Agreement shall be construed in accordance with the laws of the State of Texas.

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


                                   A I M DISTRIBUTORS, INC.



                                   By:
                                        --------------------------------
                                   Name:
                                          ------------------------------
                                   Title:
                                           -----------------------------
                                   11 Greenway Plaza, Suite 100
                                   Houston, Texas  77046-1173
                                   Attn:  President

EFFECTIVE [DATE].                 FUND (LISTED IN SCHEDULE A)
                                  on behalf of the Class K Shares of each
                                  Portfolio listed on Schedule A

                                  By:
                                       ---------------------------------
                                  Name:
                                        --------------------------------
                                  Title:
                                          ------------------------------

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



                                 SCHEDULE "A" TO
                            MASTER RELATED AGREEMENT

                                  Maximum Aggregate
            Fund                       Fee Rate*           Plan Calculation Date

------------------------------------------------------------------------------

INVESCO BOND FUNDS, INC.
INVESCO High Yield Fund K Shares                0.45        December 14, 2000
INVESCO Select Income Fund K Shares             0.45        December 14, 2000

INVESCO COMBINATION STOCK & BOND FUNDS, INC.
INVESCO Balanced Fund K Shares                  0.45        December 14, 2000
INVESCO Core Equity Fund K Shares               0.45        December 14, 2000
INVESCO Total Return Fund K Shares              0.45        September 28, 2001

INVESCO INTERNATIONAL FUNDS, INC.
INVESCO European Fund K Shares                  0.45        December 14, 2000

INVESCO SECTOR FUNDS, INC.
INVESCO Energy Fund K Shares                    0.45        November 29, 2000
INVESCO Financial Services Fund K Shares        0.45        November 29, 2000
INVESCO Health Sciences Fund K Shares           0.45        November 29, 2000
INVESCO Leisure Fund K Shares                   0.45        September 28, 2001
INVESCO Technology Fund K Shares                0.45        November 29, 2000
INVESCO Telecommunications Fund K Shares        0.45        November 29, 2000

INVESCO STOCK FUNDS, INC.
INVESCO Dynamics Fund K Shares                  0.45        November 29, 2000
INVESCO Growth Fund K Shares                    0.45        November 29, 2000
INVESCO Growth & Income Fund K Shares           0.45        November 29, 2000
INVESCO Mid-Cap Growth Fund K Shares            0.45        January 15, 2002
INVESCO Small Company Growth Fund K Shares      0.45        September 28, 2001
INVESCO Value Equity Fund K Shares              0.45        September 28, 2001





--------
* Of this amount, 0.25% is paid as a shareholder servicing fee and the remainder is paid as an asset based sales charge, as these terms are defined under the rules of the NASD, Inc.

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